UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

LendingClub Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54752	51-0605731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco CA 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 632.5600

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 13, 2012, the Board of Directors (“Board”) of LendingClub Corporation (“Company”) appointed Lawrence H. Summers as a member of the Company’s Board. Mr. Summers was granted an option to purchase 333,106 shares of the Company’s common stock at an exercise price of $2.78 per share. The option vests quarterly (with a one year cliff) and becomes exercisable in full by the fourth anniversary of the date of grant, provided the he remains in continuous service as a director through that date. As of November 30, 2012, Mr. Summers had committed approximately $193,000 to investing through the Company’s platform. There are no other related person transactions between Mr. Summers and the Company other than those that have been disclosed in this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release on December 13, 2012 regarding the appointment of Mr. Summers to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This information contain herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

99.1	Press release dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

December 17, 2012	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)